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                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Wellman, Inc.
     (Exact name of registrant as specified in its charter)

         Delaware                                04-1671740
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)                Identification No.

         1040 Broad St., Suite 302, Shrewsbury, NJ       07702
 (Address of Principal Executive Offices)             (Zip Code)


           Wellman, Inc. Retirement Plan and Trust
                    (Full title of the plan)

                        Thomas M. Duff
  Wellman, Inc., 1040 Broad Street, Shrewsbury, NJ  07702
            (Name and address of agent for service)

                          (201) 542-7300
 (Telephone number, including area code, of agent for service)

                        with a copy to:

              Christine M. Marx, Edwards & Angell
        2700 Hospital Trust Tower, Providence, RI  02903

              Calculation of Registration Fee

                             Proposed   Proposed
Title of                     maximum    maximum
securities                   offering   aggregate   Amount of
to be          Amount to be  price per  offering    registration
registered*    registered*    share**    price**     fee


Common Stock,  100,000       $25.875    $2,587,500  $892.17
$.001 par      shares
value


* Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wellman, Inc.
Retirement Plan and Trust.

** Based on the average of the high and low prices of the Company's Common Stock reported on June 6, 1994.

Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, as amended, the Prospectus contained herein relates also to Registration
Statement Nos. 33-44877, 33-22459 and 33-38491.

Part I, Items 1-2; Part II, Items 4-7, 9.

    This Registration Statement relates to 100,000 additional shares of Wellman, Inc. (the "Company") Common Stock that may be issued pursuant to the Wellman, Inc. Retirement Plan and Trust (the "Plan"). The contents of the Company's Registration Statements on Form S-8 (Registration Nos. 33-44877, 33-22459 and 33-38491) relating to the Plan are hereby incorporated by reference.

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                            PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

    There are incorporated herein by reference the following documents:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the Commission pursuant to the Exchange Act.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the Commission pursuant to the Exchange Act.

    3. The Company's Registration Statement on Form 8-A, as amended, which incorporated by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to the Securities Act.

    4. All other documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and such document shall be deemed to be a part hereof from the date of filing of such document.

    Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to Audrey Goodman, Wellman, Inc., 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702. Telephone requests may be directed to Ms. Goodman at (908) 935-7312.

Item 8.  Exhibits.

    4     -   Wellman, Inc. Retirement Plan and Trust (Exhibit
              4(a) of the Company's Registration Statement No.
              33-44877 is hereby incorporated by reference)

    5     -   Opinion of Edwards & Angell re: legality

    23(a) -   Consent of Ernst & Young

    23(b) -   Consent of KPMG Stokes Kennedy Crowley

    23(c) -   Consent of Edwards & Angell (included in
              Exhibit 5)

                   SIGNATURES AND AMENDMENTS

    Each person whose signature appears below hereby authorizes the President or the Vice President-Chief Financial Officer of the Registrant, or any one of them, to execute in the name of each person, and to file, an amendment or amendments to this Registration Statement, which amendment may make such other changes in this Registration Statement as said officer or officers so acting deem(s) advisable.

                           SIGNATURES

    Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shrewsbury, State of New Jersey, on June 10, 1994.

                                  WELLMAN, INC.


                                  By /s/Thomas M. Duff
                                       Thomas M. Duff
                                       President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 1994.

Signatures                        Title


/s/ Thomas M. Duff                President, Chief Executive
    Thomas M. Duff                Officer and Director


/s/ Keith R. Phillips             Vice President, Chief
    Keith R. Phillips             Financial Officer and
                                  Treasurer (Principal
                                  Financial Officer)


/s/ Mark J. Rosenblum             Vice President-Controller
    Mark J. Rosenblum             (Principal Accounting Officer)


                                  Vice President and Director
    C. W. Beckwith


/s/ Peter H. Conze                Director
    Peter H. Conze


/s/ Richard F. Heitmiller         Director
    Richard F. Heitmiller


/s/ Jonathan M. Nelson            Director
    Jonathan M. Nelson


/s/ James E. Rogers               Director
    James E. Rogers


/s/ Roger A. Vandenberg           Director
    Roger A. Vandenberg


/s/ Allan R. Dragone              Director
    Allan R. Dragone


/s/ Raymond C. Tower              Director
    Raymond C. Tower

                         EXHIBIT INDEX
                               TO
                        WELLMAN FORM S-8


Exhibit No.              Exhibit Description               Page

 4            Wellman, Inc. Retirement Plan and Trust
              (Exhibit 4(a) of the Company's Registra-tion Statement No. 33-44877 is hereby in-corporated by reference)

 5            Opinion of Edwards & Angell re: legality

23(a)         Consent of Ernst & Young

23(b)         Consent of KPMG Stokes Kennedy Crowley

23(c)         Consent of Edwards & Angell (included in
              Exhibit 5)